Morgan Stanley Institutional Fund, Inc. - Global
Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Carmila
Purchase/Trade Date: 7/6/2017
Offering Price of Shares (in Euros): 24.00
Total Amount of Offering (in Euros): 20,958,334
Amount Purchased by Fund (in Euros): 53,963
Percentage of Offering Purchased by Fund: 0.257%
Percentage of Fund's Total Assets: 0.74%
Brokers: Morgan Stanley, Societe Generale corporate & Investment Banking, Citigroup, HSBC,
Kempen & Co., Natixis, BNP Paribas, Credit
Agricole Corporate and Investment Bank
Purchased from: Societe Generale
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Nippon Prologis REIT, Inc.
Purchase/Trade Date:	7/31/2017
Offering Price of Shares (in JPY): 227,850
Total Amount of Offering (in JPY): 67,770
Amount Purchased by Fund (in JPY): 239
Percentage of Offering Purchased by Fund: 0.353%
Percentage of Fund's Total Assets: 0.13%
Brokers: Goldman Sachs (Japan) Ltd., Goldman
Sachs International, JP Morgan Securities PLC,
Merrill Lynch International Ltd., Mitsubishi UFJ,
Morgan Stanley Securities, SMBC Nikko Securities
Inc., Nomura Securities Co. Ltd., SMBC Nikko
Capital Markets Ltd., Morgan Stanley & Co.
International, Merrill Lynch International Ltd.,
Mizuho Securities Co. Ltd., Daiwa Securities Co.
Ltd., Daiwa Securities Co. Ltd.
Purchased from: SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.





Securities Purchased:  Invincible Investment
Corporation
Purchase/Trade Date:	10/5/2017
Offering Price of Shares (in JPY): 44,118
Total Amount of Offering (in JPY): 372,942
Amount Purchased by Fund (in JPY): 343
Percentage of Offering Purchased by Fund: 0.092%
Percentage of Fund's Total Assets: 0.03%
Brokers: Mizuho Securities, SMBC Nikko, Nomura,
SMBC Nikko, Mizuho International plc, Citigroup,
Morgan Stanley, Jefferies
Purchased from: SMBC Nikko Securities Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.